INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lexington Healthcare Group, Inc. on Form S-8 of our reports dated September 25, 2000, which express an unqualified opinion and include an explanatory paragraph relating to a government investigation, appearing in the Annual Report on Form 10-K of Lexington Healthcare Group, Inc. and subsidiaries for the year ended June 30, 2000.


DISANTO BERTOLINE & COMPANY, P.C.

Glastonbury, Connecticut
September 25, 2000